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                                                                    EXHIBIT 4.01

RESOLVED, that the shares of Common Stock earlier issued to Charles S. Arnold, Baraban Securities Incorporated, William T. Walker, Jr. and William N. Silvis for services as advisors to the Corporation be herewith denominated as having been issued pursuant to the "Advisor Compensation Plan;" and

FURTHER RESOLVED, that the Corporation register the shares held by such persons on Form S-8, or such other SEC form as may be appropriate, so that such advisors may resell the shares so acquired.

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